Exhibit 4.12
AMENDMENT NO. 6, WAIVER AND AGREEMENT
      This Amendment No. 6, Waiver and Agreement (“Agreement”) dated as of January 20, 2006 (“Effective Date”) is among Mariner Energy, Inc., a Delaware corporation (the “Borrower”), Mariner LP LLC, a Delaware limited liability company (“Mariner LLC”), Mariner Energy Texas LP, a Delaware limited partnership (“Mariner LP,” and together with Mariner LLC, collectively referred to herein as the “Guarantors”), the Lenders (as defined below), and Union Bank of California, N.A., as administrative agent for such Lenders (in such capacity, the “Administrative Agent”) and as issuing lender for such Lenders (in such capacity, the “Issuing Lender”).
RECITALS
      A.     The Borrower, the Lenders, Issuing Lender and the Administrative Agent are parties to the Credit Agreement dated as of March 2, 2004, as amended by that certain Amendment No. 1 and Assignment Agreement dated as of July 14, 2004, that certain Amendment No. 2 and Consent dated as of February 7, 2005, that certain Amendment No. 3 and Consent dated as of March 3, 2005, that certain Amendment No. 4 dated as of July 14, 2005, and that certain Amendment No. 5 dated as of August 5, 2005 (as so amended, the “Credit Agreement”).
      B.     At the request of the Borrower, the Administrative Agent and the Lenders wish to, subject to the terms and conditions of this Agreement, (1) increase the Borrowing Base (as defined in the Credit Agreement), (2) acknowledge the existence of certain Defaults and Events of Default (each as defined in the Credit Agreement), (3) provide for a waiver of such existing Defaults and Events of Default as set forth below, and (4) amend certain provisions of the Credit Agreements as set forth herein.
      THEREFORE, the Borrower, the Guarantors, the Lenders, the Issuing Lender and the Administrative Agent hereby agree as follows:
ARTICLE I.
DEFINITIONS
      Section 1.01     Terms Defined Above. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.
      Section 1.02     Terms Defined in the Credit Agreement. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.
      Section 1.03     Other Definitional Provisions. The words “hereby”, “herein”, “hereinafter”, “hereof”, “hereto” and “hereunder” when used in this Agreement shall refer to this Agreement as a whole and not to any particular Article, Section, subsection or provision of this Agreement. Article, Section, subsection and Exhibit references herein are to such Articles, Sections, subsections and Exhibits of this Agreement unless otherwise specified. All titles or headings to Articles, Sections, subsections or other divisions of this Agreement or the exhibits hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or exhibits, such other content being controlling as the agreement among the parties hereto. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.
ARTICLE II.
WAIVER; AMENDMENT; BORROWING BASE INCREASE
      Section 2.01     Borrowing Base Increase. Subject to the terms of this Agreement, the Lenders and the Borrower hereby agree that, as of the Effective Date, the Borrowing Base shall be $185,000,000. Such Borrowing Base shall remain in effect until the next redetermination made pursuant to Section 2.02 of the Credit Agreement, as amended hereby.
      Section 2.02     Waiver.
      (a) The Borrower hereby acknowledges the existence of Defaults and Events of Default (collectively, the “Waiver Defaults”) arising directly as a result of the Borrower’s failure to comply with the requirements of Section 6.06 and Section 6.15 of the Credit Agreement in respect of its formation of, and investments in, MEI Sub, Inc., a Delaware corporation as a wholly owned Subsidiary of the Borrower (the “MEI Sub”).
      (b) The Lenders hereby agree, subject to the terms of this Agreement, to waive the Waiver Defaults. The waiver by the Lenders described in the preceding sentence is contingent upon the satisfaction of the conditions precedent set forth below in this Agreement. The waiver is limited to the Waiver Defaults and to the extent described herein and shall not be construed to be a consent to, or a permanent waiver of, the Sections covered by the Waiver Defaults or any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents. The Lenders and the Administrative Agent reserve the right to exercise any rights and remedies available to them in connection with any other present or future defaults with respect to the Credit Agreement or any other provision of any Loan Document.
      Section 2.03     Amendments to Credit Agreement.
      (a) Section 1.01 of the Credit Agreement is amended by adding the following new terms in alphabetical order:

“Amendment No. 6” shall mean that certain Amendment No. 6, Waiver and Agreement dated as of January 20, 2006 among the Borrower, the Lenders and the Administrative Agent.

“MEI Sub” shall mean MEI Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of the Borrower.

      (b) Section 2.02(b) of the Credit Agreement is amended by adding to the end thereof a new clause (v) as follows:

(v) On April 1, 2006 the Administrative Agent and the Lenders may, at their sole option and discretion but subject to Section 2.02(f) and Section 2.02(d), redetermine the Borrowing Base. In connection with such redetermination, the Borrower shall provide the Administrative Agent and the Lenders with such information regarding the Borrower and its Subsidiaries’ business (including, without limitation, its Oil and Gas Properties, the Proven Reserves, and production relating thereto) as the Administrative Agent or any Lender may reasonably request. The Administrative Agent shall promptly, and in any event within 45 days after the Administrative Agent and the Lender’s receipt of such information, notify the Borrower in writing of a redetermination of the Borrowing Base pursuant to this clause (v) and the amount of the Borrowing Base as so redetermined.
      (c) Section 6.15 of the Credit Agreement is amended and restated to read in its entirety as follows:

Section 6.15 Additional Subsidiaries. The Borrower shall not, nor shall it permit any of its Subsidiaries to, create or acquire any additional Subsidiaries without (a) such new Subsidiary executing and delivering to the Administrative Agent, at its request, a Guaranty, a Pledge Agreement, a Security Agreement and a Mortgage, and such other Security Instruments as the Administrative Agent or the Required Lenders may reasonably request, and (b) the delivery by the Borrower of any certificates, opinions of counsel, title opinions or other documents as the Administrative Agency may reasonably request.
      (d) Article VI of the Credit Agreement is hereby further amended by adding a new Section 6.23 to the end thereof as follows:

Section 6.23. Non-Guarantor Subsidiaries. Notwithstanding anything to the contrary contained herein, including any provision of this Article VI, unless the Borrower has delivered the agreements, documents and certificates described in Section 6.15 above with respect to MEI Sub, the Borrower shall not, nor shall it permit any of its other Subsidiaries to, (a) create, assume, incur or suffer to exist any Lien on or in respect of any of its Property for the benefit of MEI Sub, (b) sell, assign, pledge, or otherwise transfer any of its Properties to MEI Sub, or (c) make or permit to exist any loans, advances, or capital contributions to, or make any investment in, or purchase or commit to purchase any stock or other securities or evidences of indebtedness of or interests in, MEI Sub or in any Properties of MEI Sub; provided that the Borrower may permit to exist the initial investment made by the Borrower in MEI Sub in connection with the creation of MEI Sub.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES
      Section 3.01     Borrower Representations and Warranties. The Borrower represents and warrants that: (a) after giving effect to this Agreement, its representations and warranties contained in Article IV of the Credit Agreement and its representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents to which it is a party are true and correct in all material respects on and as of the Effective Date, as though made on and as of such date, except those representations and warranties that speak of a certain date, which representations and warranties were true and correct as of such date; (b) after giving effect this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement and the Borrowings up to the aggregate Commitment as amended hereby, are within the corporate power and authority of the Borrower and have been duly authorized by appropriate corporate action and proceedings; (d) this Agreement constitutes a legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement that have not been obtained; and (f) the Liens under the Security Instruments are valid and subsisting and secure Borrower’s obligations under the Loan Documents.
      Section 3.02     Guarantors Representations and Warranties. Each Guarantor represents and warrants that: (a) its representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents to which it is party are true and correct in all material respects on and as of the Effective Date, as though made on and as of such date, except those representations and warranties that speak of a certain date, which representations and warranties were true and correct as of such date; (b) after giving effect to the terms of this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of such Guarantor and have been duly authorized by appropriate corporate action and proceedings; (d) this Agreement constitutes a legal, valid, and binding obligation of such Guarantor enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement that have not been obtained; (f) it has no defenses to the enforcement of its Guaranty; and (g) the Liens under the Security Instruments are valid and subsisting and secure such Guarantor’s obligations under the Loan Documents.
ARTICLE IV.
CONDITIONS
      This Agreement shall become effective and enforceable against the parties hereto, and the Credit Agreement shall be amended as provided herein as of the Effective Date, upon the occurrence of the following conditions precedent on or prior to the Effective Date:

      Section 4.01     Documents; Certificates. The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of:
           (a)     this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent, and the Lenders;
           (b)     an amendment or supplement to the Pledge Agreement executed by the Borrower providing for the pledge by the Borrower of the equity interests owned by the Borrower in MEI Sub and otherwise in form and substance satisfactory to the Administrative Agent;
           (c)     stock certificates representing the Equity Interests held by the Borrower in MEI Sub and stock powers endorsed in blank for each such stock certificate; and
           (d)     such other instruments, documents and amendments or supplements as the Administrative Agent may reasonably request.
      Section 4.02     No Default. Other than the Waiver Defaults, no Default shall have occurred and be continuing as of the Effective Date.
      Section 4.03     Representations. After giving effect to this Agreement, the representations and warranties of the Borrower and Guarantors in this Agreement shall be true and correct in all material respects.
      Section 4.04     Fees. The Borrower shall have paid (a) a fee in the amount of $56,250 for the account of the Lenders in consideration of the Borrowing Base increase as required under Section 2.08(d) of the Credit Agreement, and (b) all fees and expenses of the Administrative Agent’s outside legal counsel and other consultants pursuant to all invoices presented for payment on or prior to the Effective Date.
ARTICLE V.
MISCELLANEOUS
      Section 5.01     Effect on Loan Documents; Acknowledgments.
           (a)     The Borrower acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.
           (b)     The Administrative Agent, the Issuing Lender, and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents other than as expressly set forth above in connection with the Waiver Defaults, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents other than as expressly set forth above, (iii) any rights or remedies of the Administrative Agent, the Issuing Lender or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent, any Issuing Lender or any Lender to collect the full amounts owing to them under the Loan Documents.

      (c) Each of the Borrower, the Guarantors, Administrative Agent, Issuing Lender, and Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, and all other Load Documents are and remain in full force and effect, and each of the Borrower and the Guarantors acknowledges and agrees that its liabilities under the Credit Agreement and the other Loan Documents are not impaired in any respect by this Agreement or the consents granted hereunder.
      (d) From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Agreement.
      (e) This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.
      Section 5.02     Reaffirmation of the Guaranty. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under its Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations (as defined in its Guaranty), as such Guaranteed Obligations may have been amended by this Agreement, and its execution and deliver of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under its Guaranty in connection with the execution and delivery of amendments to the Credit Agreement, the Notes or any of the other Loan Documents.
      Section 5.03     Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.
      Section 5.04     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Lenders, the Borrower and the Administrative Agent hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.
      Section 5.05     Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.
      Section 5.06     Governing Law. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.
      Section 5.07     Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER

HEREOF AND SUPERSEDE ANY PRIOR AGREEMENT, WRITTEN OR ORAL, WITH RESPECT THERETO.
      THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
      [SIGNATURES BEGIN ON NEXT PAGE]

      EXECUTED effective as of the date first above written.

MARINER ENERGY, INC.

By:	/s/ Rick G. Lester

Rick G. Lester
Vice President and Chief Financial Officer

MARINER LP LLC

By:	Mariner Energy, Inc., its sole member

By:	/s/ Rick G. Lester

Rick G. Lester
Vice President and Chief Financial Officer

MARINER ENERGY TEXAS LP, a Delaware limited partnership

By:	Mariner Energy, Inc., its sole general partner

By:	/s/ Rick G. Lester

Rick G. Lester
Vice President and Chief Financial Officer

UNION BANK OF CALIFORNIA, N.A.,
as Administrative Agent, as Issuing Lender and as a Lender

By:	/s/ Damien Meiburger

Damien Meiburger, Senior Vice President

BNP PARIBAS

By:	/s/ Betsy Jocher

Name: Betsy Jocher

Title:	Vice President

By:	/s/ Polly Schott

Name: Polly Schott

Title:	Vice President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Jo Linda Papadakis

Name: Jo Linda Papadakis

Title:	Vice President

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ Kenneth R. Batson, III

Name: Kenneth R. Batson, III

Title:	Vice President, Energy Lending

GUARANTY BANK

By:	/s/ Kelly Elmore, III

Name: Kelly Elmore, III

Title:	Senior Vice President

HARRIS NESBITT FINANCING, INC.

By:	/s/ James V. Ducote

Name: James V. Ducote

Title:	Vice President